EXHIBIT 10

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A of Janus Aspen Series.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Denver, Colorado
February 15, 2000